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                                                                     EXHIBIT 5








                                  May 30, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

   Re:  General Growth Properties, Inc.
        Registration Statement on Form S-8

Gentlemen:

     We are counsel to General Growth Properties, Inc., a Delaware corporation (the "Corporation"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1993, as amended, the Corporation's Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance from time to time by the Corporation of up to an additional 1,000,000 shares of the Corporation's common stock, $.10 par value per share (the "Common Stock"), pursuant to the General Growth Properties, Inc. 1993 Stock Incentive Plan, as amended (the "Plan").

     As such counsel, we have examined the Plan, the Corporation's Amended and Restated Certificate of Incorporation, as amended, the Amended Bylaws of the Corporation, the minute books of the Corporation and such other papers, documents and certificates of public officials and certificates of officers of the Corporation as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

     Based on the foregoing, we are of the opinion that:

           1. The issuance from time to time by the Corporation of up to an additional 1,000,000 shares of Common Stock pursuant to the Plan as described in the prospectus to be delivered to participants in the Plan (the "Prospectus") has been duly and validly authorized by all necessary corporate action on the part of the Corporation.

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Securities and Exchange Commission
May 30, 1997
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           2. When issued and paid for as described in the Prospectus and in accordance with the Plan, the additional 1,000,000 shares available for issuance under the Plan will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock.

     We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Interests of Named Experts and Counsel" in Item 5 of Part II of the Registration Statement.

     Please be advised that certain partners of, attorneys associated with and/or of counsel to our firm beneficially own shares of Common Stock. In addition, please note that Marshall E. Eisenberg, a partner of our firm, is the Secretary of the Corporation.

     The opinions expressed above are limited to Delaware General Corporation Law and the federal laws of the United States, and are limited to the specific legal matters expressly addressed herein. No opinion is expressed with respect to the laws of any other jurisdiction or any legal matter not addressed herein. This opinion speaks only as of the date hereof and we undertake no obligation to update this opinion.

                                        Very truly yours,